UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2008

Unigene Laboratories, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-16005	22-2328609
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

81 Fulton Street, Boonton, New Jersey	07005
(Address of principal executive offices)	(Zip Code)

(973) 265-1100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On June 18, 2008, the Board of Directors (the “Board”) of Unigene Laboratories, Inc. (the “Company”) reviewed the recommendations of the Compensation Committee of the Board (the “Compensation Committee”) and approved increases to the annual salaries of certain Company named executive officers, as set forth below:

	Approved Salary Increases
Name and Principal Position	Dollar Increase	New Salary
William Steinhauer Vice President of Finance	$20,000	$210,000

Paul P. Shields Vice President, Manufacturing Operations	$20,000	$222,000

Nozer M. Mehta Vice President, Biological R&D	$25,000	$245,000

James P. Gilligan Vice President of Product Development	$25,000	$257,000

These salary increases were made retroactive to March 1, 2008.

In addition, on June 18, 2008, the Board reviewed the recommendations of the Compensation Committee and approved a form of change of control agreement (the “CIC Agreement”) which the Company intends to enter into with certain of its Vice Presidents (each of whom is listed above). The CIC Agreement provides that if (1) the Vice President is not hired by the surviving company following a Change in Control (as defined in the CIC Agreement) other than for Cause (as defined in the CIC Agreement), or (2) the Vice President’s employment with the Company is terminated within twelve months following a Change in Control (a) by the surviving company other than for Cause or (b) by the Vice President for Good Reason (as defined in the CIC Agreement), then the Vice President will be entitled to receive a severance payment equal to twelve months of the Vice President’s annual base salary as in effect on the date of such executive’s termination. The severance payment will be paid as salary continuation in accordance with the regular payroll cycle of the Company or the surviving company and receipt of such payment is conditioned on the executive’s execution and delivery of a general release of all claims against the Company, the surviving company and related parties. In addition, the executive agrees not to compete with the Company or the surviving company, or solicit any of their employees, clients or customers, during his employment with the Company or the surviving company and for one year following such executive’s termination or cessation of employment with the Company or the surviving company for any reason. The foregoing summary is qualified in its entirety by the full text of the CIC Agreement, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document Description
10.1	Form of Change of Control Agreement

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIGENE LABORATORIES, INC.

By:	/s/ Warren P. Levy
Warren P. Levy, President

Date: June 24, 2008

Exhibit Index

Exhibit No.	Document Description
10.1	Form of Change of Control Agreement